UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 30, 2023

ENERPAC TOOL GROUP CORP.
(Exact name of registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The executive compensation philosophy of the Board of Directors (the “Board”) of Enerpac Tool Group Corp. (the “Company”) is focused on creating long-term value for shareholders, as well as driving key employee engagement and retention. In line with this philosophy, the Board approved, effective on August 30, 2023, the grant of a special equity award (the “Special Equity Award”) to its President and Chief Executive Officer, Paul Sternlieb. Under Mr. Sternlieb’s direction and leadership, the Company has created meaningful shareholder value, significantly improved operational efficiency and productivity, expanded adjusted EBITDA, and built a strong foundation for profitable growth. The Board approved the Special Equity Award because it believes the award will incentivize Mr. Sternlieb to continue to focus on growth and shareholder value creation, as well as retain him as the Company’s CEO, for the next several years.

The Special Equity Award has an aggregate dollar-denominated stated value of $4,500,000, and consists of a time-vesting restricted stock unit award (the “RSU Award”), representing two-thirds of the award’s stated value, and a performance-vesting restricted stock unit award (the “PSU Award”) representing one-third of the award’s stated value. The awards were granted under the Company’s 2017 Omnibus Incentive Plan.

Vesting of the PSU Award is conditioned upon the Company’s achievement of net revenue and adjusted EBITDA margin goals. The PSU Award will become earned with respect to 0 – 200% of the PSUs, based on the Company’s achievement of these goals over its 2026 fiscal year. Any earned PSUs will vest on the last day of the Company’s 2026 fiscal year, subject to Mr. Sternlieb’s continued employment. The RSU Award will vest with respect to 50% of the RSUs on each of the first and second anniversaries of the grant date, subject to Mr. Sternlieb’s continued employment through the applicable vesting date. The awards are subject to accelerated vesting in certain circumstances as further described in the applicable award agreements.

The foregoing description of the RSU Award and the PSU Award is qualified in its entirety by reference to the full text of the applicable award agreements, the forms of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include statements regarding expected operating and financial results, including, but not limited to, our revenue growth. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are described in our filings with the Securities and Exchange Commission, including, but not limited to, those factors listed in the "Risk Factors" section within Item 1A of Part I of our Annual Report on Form 10-K for the year ended August 31, 2022. Therefore, actual future events or results may differ materially from these statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit (RSU) Agreement under the 2017 Omnibus Incentive Plan (Special Executive Grant)
10.2	Form of Performance Share Award Agreement under the 2017 Omnibus Incentive Plan (Special Executive Grant)
104	Cover Page Interactive File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2023
ENERPAC TOOL GROUP CORP.

	By:	/s/ James Denis
James Denis
Executive Vice President, General Counsel and Secretary